SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SI FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[SI Financial Group, Inc. Logo]

April 7, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. (the “Company”). The meeting will be held at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, on Wednesday, May 7, 2008 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

SI FINANCIAL GROUP, INC.

803 MAIN STREET

WILLIMANTIC, CONNECTICUT 06226

(860) 423-4581

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 7, 2008

PLACE	The Savings Institute Bank and Trust Company Training Center 579 North Windham Road North Windham, Connecticut

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2008.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 14, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Sandra M. Mitchell
Sandra M. Mitchell
Corporate Secretary
April 7, 2008

SI FINANCIAL GROUP, INC.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. for the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to SI Financial Group, Inc. as “SI Financial,” the “Company,” “we,” “our” or “us.”

SI Financial is the holding company for Savings Institute Bank and Trust Company. In this proxy statement, we may also refer to Savings Institute Bank and Trust Company as “Savings Institute” or the “Bank.”

We are holding the 2008 annual meeting at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, on Wednesday, May 7, 2008 at 9:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 7, 2008.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of SI Financial common stock that you owned as of the close of business on March 14, 2008. As of the close of business on March 14, 2008, a total of 11,891,600 shares of SI Financial common stock were outstanding, including 7,286,975 shares of common stock held by SI Bancorp, MHC (“SI Bancorp”). Each share of common stock has one vote.

The Company’s charter provides that, until September 30, 2009, record holders of the Company’s common stock, other than SI Bancorp, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of SI Financial in one of the following ways:

•	Directly in your name as the stockholder of record;
•	Indirectly through a broker, bank or other holder of record in “street name”; or

•

Indirectly through the SI Financial Stock Fund (the “Stock Fund”) in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”), the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) and Trust, or the trust that holds restricted stock awards issued under our 2005 Equity Incentive Plan (the “Equity Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for 2008, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required.

Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner. The election of directors and the ratification of Wolf & Company, P.C. as our independent public accounting firm for 2008 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have the same effect as a negative vote while broker non-votes will have no effect on the proposal.

Because SI Bancorp owns in excess of 50% of the outstanding shares of SI Financial common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Item 1 (Election of Directors) and Item 2 (Ratification of the Independent Registered Public Accounting Firm).

Voting by Proxy

The Board of Directors of SI Financial is sending you this proxy statement to request that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of SI Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Wolf & Company, P.C. as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your SI Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP, 401(k) Plan or Equity Incentive Plan

If you participate in the Equity Incentive Plan, the ESOP or if you invest in SI Financial common stock through the Stock Fund in the 401(k) Plan, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of SI Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of SI Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, participants may direct the Stock Fund trustee how to vote the shares credited to their accounts. The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Under the Equity Incentive Plan, participants may direct the plan trustee how to vote the unvested shares underlying their restricted stock awards. The plan trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by SI Financial. The deadline for returning your voting instruction cards is April 28, 2008.

Corporate Governance

Director Independence

The Company’s Board of Directors currently consists of nine members, all of whom are independent under the listing standards of The NASDAQ Stock Market, except for Mr. Brouillard, who is President and Chief Executive Officer of SI Financial and Savings Institute. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Alliod, Cushman, Engle, Evan, Garvey and Gillard.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the chief executive officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 14, 2008. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.mysifi.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark D. Alliod	X
Rheo A. Brouillard
Robert C. Cushman, Sr.			X
Roger Engle	X	X*
Donna M. Evan	X	X	X*
Michael R. Garvey			X
Robert O. Gillard			X
Henry P. Hinckley		X
Steven H. Townsend	X*

Number of Meetings in 2007	5	5	3

*	Chairperson

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews all the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Messrs. Alliod and Townsend are “audit committee financial experts.” Messrs. Alliod, Engle and Townsend and Ms. Evan are independent under the listing standards of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the President and CEO and other executives and establishes personnel policies. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executives’ total compensation package. The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Management has utilized the services of Eastern Management Group and Bank Financial Services Group, independent compensation consultants, for compensation-related matters and to help us benchmark our compensation program against our peers and to ensure that our program is consistent with prevailing practice in our industry. During 2007, we paid Eastern Management Group $4,000 for their services.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to SI Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating and Corporate Governance Committee process that it follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee members and other members of the Board of Directors, as well as its knowledge of members of Savings Institute’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

During the year ended December 31, 2007, the Boards of Directors of the Company and the Bank each held 12 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2007.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors, except one, attended the 2007 annual meeting of stockholders.

Code of Ethics and Business Conduct

SI Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in their report, express an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Audit Committee of the SI Financial Group, Inc. Board of Directors

Steven H. Townsend – Chairperson

Mark D. Alliod

Roger Engle

Donna M. Evan

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark D. Alliod	$20,200	$—	$9,948	$602	$—	$30,750
Robert C. Cushman, Sr.	20,450	20,200	11,577	—	460	52,687
Roger Engle	20,700	20,200	11,577	—	460	52,937
Donna M. Evan	20,950	20,200	11,577	—	460	53,187
Michael R. Garvey	12,300	—	4,158	—	—	16,458
Robert O. Gillard	19,800	20,200	11,577	1,427	460	53,464
Henry P. Hinckley	28,550	24,240	14,472	—	552	67,814
Steven H. Townsend	16,300	20,200	11,577	—	460	48,537

(1)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with Statement on Financial Accounting Standards No. 123R, “Accounting for Stock-Based Compensation” (“FAS 123(R)”) on outstanding restricted stock awards for each non-employee director. The amounts were calculated based upon the Company’s stock price of $10.10 on the date of grant. No restricted stock awards were made to non-employee directors in 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each director at fiscal year-end.

(2)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each non-employee director, based upon a fair value of $2.89 and $3.84 for options granted on May 17, 2005 and June 14, 2007, respectively. The following assumptions were used to calculate the fair value of stock option awards granted in 2005: dividend yield – 1.50%; expected volatility – 17.00%; risk-free interest rate – 4.32%; and expected lives – 10 years. For further information on the assumptions used to compute the fair value of stock option awards granted in 2007, see Note 11 to the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. As of December 31, 2007, Messrs. Alliod, Cushman, Engle, Gillard, Townsend and Ms. Evan each held 20,000 options to purchase shares of SI Financial common stock, Mr. Garvey held 10,000 options to purchase shares of SI Financial common stock and Mr. Hinckley held 25,000 options to purchase shares of SI Financial common stock. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.

(3)	This column reflects the above market earnings on the deferred fee arrangements between Savings Institute and Messrs. Gillard and Alliod. Under the terms of the arrangements, Messrs. Gillard and Alliod may elect to defer a portion of their director fees.

(4)	Reflects the dollar value of dividends paid on the restricted stock awards.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees to be paid to non-employee directors for their service on Savings Institute’s and SI Financial’s Board of Directors during 2008. SI Bancorp does not pay any fees to its directors.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$500
Monthly Retainer (for service on Savings Institute’s Board of Directors)	500
Additional Monthly Retainer for Savings Institute’s Chairman of the Board	1,000
Fee per Board Meeting:
Regular Meeting	400
Special Meeting	400
Fee per Committee Meeting	400

Stock Ownership

The following table provides information as of March 14, 2008 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
SI Bancorp, MHC	7,286,975	(1)	61.3%
803 Main Street
Willimantic, Connecticut 06226

(1)

Acquired in connection with the Company’s minority stock offering, which was completed on September 30, 2004. The members of the Board of Directors of SI Financial and Savings Institute also constitute the Board of Directors of SI Bancorp.

The following table provides information as of March 14, 2008 about the shares of SI Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 4.0% of our outstanding common stock as of March 14, 2008. Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date.

Name	Common Stock (1)		Options Exercisable Within 60 Days	Total
Directors
Mark D. Alliod	5,900	(2)	4,000	9,900
Rheo A. Brouillard	76,773	(3)	40,000	116,773
Robert C. Cushman, Sr.	13,000		8,000	21,000
Roger Engle	23,073	(4)	8,000	31,073
Donna M. Evan	20,000		8,000	28,000
Michael R. Garvey	1,600		—	1,600
Robert O. Gillard	22,427	(5)	8,000	30,427
Henry P. Hinckley	17,000		10,000	27,000
Steven H. Townsend	15,502		8,000	23,502
Named Executive Officers Who Are Not Also Directors
Brian J. Hull	50,389		16,000	66,389
Sonia M. Dudas	35,538	(6)	10,800	46,338
All Directors and Executive Officers as a group (14 persons)	337,757		142,400	480,157

(1)	This column includes the following:

	Unvested Shares of Restricted Stock Held in Trust	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan
Mr. Alliod	—	—	—
Mr. Brouillard	30,000	2,888	21,620
Mr. Cushman	6,000	—	—
Mr. Engle	6,000	—	—
Ms. Evan	6,000	—	—
Mr. Garvey	—	—	—
Mr. Gillard	6,000	—	—
Mr. Hinckley	7,200	—	—
Mr. Townsend	6,000	—	—
Mr. Hull	21,900	2,432	13,182
Ms. Dudas	14,400	1,890	7,748

(footnotes continued on following page)

(2)	Includes 550 shares held by Mr. Alliod’s daughter and 950 shares held by the individual retirement account of Mr. Alliod’s spouse.

(3)	Includes 1,000 shares held by Mr. Brouillard’s spouse and 2,850 shares held by the individual retirement account of Mr. Brouillard’s spouse.

(4)	Includes 25 shares and 48 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.

(5)	Includes 4,409 shares held by the individual retirement account of Mr. Gillard’s spouse.

(6)	Includes 500 shares held by Ms. Dudas’ daughter.

Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Company’s Board of Directors consists of nine members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Messrs. Alliod, Garvey and Gillard. Mr. Cushman, having reached the age limit established by the Board of Directors in the Company’s bylaws, will retire at the 2008 annual meeting of stockholders. The Board will then reduce the size of the Board to eight members.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2007. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Savings Institute.

Board Nominees for Terms Ending in 2011

Mark D. Alliod operates a public accounting firm in South Windsor, Connecticut, which has successfully passed the Profession’s Peer Review Program. Age 44. Director since 2005.

Michael R. Garvey is the owner of the public accounting firm of Garvey & Associates, LLC. Age 43. Director since March 2007.

Robert O. Gillard is the owner of the O.L. Willard Company, Inc., a full-service hardware store with locations in Storrs and Willimantic, Connecticut. Age 61. Director since 1999.

Directors with Terms Ending in 2009

Donna M. Evan is a Sales Manager for Nutmeg Broadcasting, the owner of a commercial radio station located in Willimantic, Connecticut. Age 59. Director since 1996.

Henry P. Hinckley is the Chairman of the Board of Directors of SI Bancorp, SI Financial and Savings Institute. Mr. Hinckley also is the President of J.P. Mustard Agency, Inc., an insurance agency located in Willimantic, Connecticut. Age 67. Director since 1984.

Steven H. Townsend is a Managing Partner of Northeast Development Company, LLC and Townsend Development Associates, LLC and a member of the Board of Directors of SunOpta, Inc. (NASDAQ: STKL). Mr. Townsend has served in various executive positions, including from 2001 to 2005 as Chairman of the Board, President and Chief Executive Officer, with United Natural Foods, Inc. (NASDAQ: UNFI), a distributor of natural and organic food and related products located in Dayville, Connecticut. Age 54. Director since 2003.

Directors with Terms Ending in 2010

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute, SI Bancorp and SI Financial since 1995, 2000 and 2004, respectively. Age 53. Director since 1995.

Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. Mr. Engle currently serves as the First Selectman for the town of Brooklyn, Connecticut. He is also a director of Connecticut Water Service, Inc., (NASDAQ: CTWS), which delivers water to customers throughout 42 towns in Connecticut and Massachusetts. Age 69. Director since 1998.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees billed to the Company for the years ended December 31, 2007 and 2006 by Wolf & Company, P.C.:

	2007	2006
Audit Fees(1)	$149,500	$143,500
Audit Related Fees(2)	31,609	30,518
Tax Fees(3)	26,000	26,000
All Other Fees	—	—

(1)	Includes fees for the financial statement audit and quarterly reviews.

(2)	Represents fees for audits of the 401(k) Plan and the ESOP.

(3)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2007, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2007. These three officers are referred to as the named executive officers in this proxy statement. The information provided by footnotes to the summary compensation table relates to fiscal year 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Rheo A. Brouillard President and Chief Executive Officer	2007 2006	$279,199 263,922	$30,060 50,100	$101,000 101,000	$57,886 57,886	$23,521 22,270	$491,666 495,178

Brian J. Hull Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	170,808 165,025	15,015 25,025	73,730 73,730	23,154 23,154	17,168 16,183	299,875 303,117

Sonia M. Dudas Senior Vice President, Senior Trust Officer	2007 2006	133,075 128,846	9,873 16,454	48,480 48,480	15,629 15,629	14,995 14,948	222,052 224,357

(1)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock awards for each of the named executive officers based upon the Company’s closing stock price of $10.10 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the named executive officers based upon a fair value of each option of $2.89 using the Black-Scholes option pricing model. The following assumptions were used to compute the fair value of the stock option awards: dividend yield – 1.50%; expected volatility – 17.00%; risk-free interest rate – 4.32%; and expected lives – 10 years. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(3)	Details of the amounts reported in the “All Other Compensation” column are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer:

	Mr. Brouillard	Mr. Hull	Ms. Dudas
Employer contributions to 401(k) Plan	$6,710	$5,875	$4,486
Market value of allocations under the ESOP	8,192	7,130	5,444
Dividends paid on stock awards	2,300	1,679	1,104
Economic benefit of employer-paid premiums for split-dollar life insurance agreements	6,319	2,484	3,961

Employment and Change in Control Agreements

SI Financial and Savings Institute maintain employment agreements with Messrs. Brouillard and Hull. The employment agreements were entered into effective September 30, 2004 and had an initial term of three years. On each anniversary of the date of the agreement the Board of Directors may extend the agreement for an additional year, unless Messrs. Brouillard and Hull elect not to extend the term. As a result of extensions approved by the Board of Directors, Messrs. Brouillard’s and Hull’s employment agreements currently have a term through September 30, 2010. Under the agreements, Mr. Brouillard will serve as the President and Chief Executive Officer and Mr. Hull will serve as Executive Vice President, Chief Financial Officer and Treasurer. The current base salaries under the employment agreements for Messrs. Brouillard and Hull are $283,199 and $172,000, respectively. In addition to the base salary, among other things, the agreements provide for participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

Under the terms of their employment agreements, Messrs. Brouillard and Hull are subject to a one year non-compete if they terminate their employment for good reason (as defined in the agreement) or they are terminated without cause (as defined in the agreement).

The Bank has entered into a change in control agreement with Ms. Dudas. The agreement was entered into effective September 30, 2004 and had an initial term of two years. On each anniversary of the date of the agreement the Board of Directors may extend the agreement for an additional year, unless the executive requests that the term not be extended. As a result of the amendment of Ms. Dudas’ agreement and extensions approved by the Board of Directors, the change in control agreement currently has a term through September 30, 2009.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Brouillard and Hull and Ms. Dudas may receive under their agreements upon termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Rheo A. Brouillard	40,000	60,000	$10.10	5/17/2015	30,000	$295,200
Brian J. Hull	16,000	24,000	10.10	5/17/2015	21,900	215,496
Sonia M. Dudas	10,800	16,200	10.10	5/17/2015	14,400	141,696

(1)	Stock options and stock awards granted pursuant to the SI Financial Group, Inc. 2005 Equity Incentive Plan vest in five equal annual installments commencing on May 17, 2006.

(2)	Based on $9.84 per share, the closing price of the Company’s common stock on December 31, 2007.

Non-qualified Plans

Executive Supplemental Retirement Plan. Savings Institute maintains an Executive Supplemental Retirement Plan Agreement for each of its named executive officers. Each agreement provides the participant with a retirement benefit based on a fixed percentage of their final three-year average compensation. Benefits are payable upon the earlier of a participant’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the participant’s years of service and age total 80 (or 78 in the case of Mr. Hull). If a participant terminates employment before satisfaction of these requirements, the participant may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of the participant’s age and years of service is less than 80. Participants may elect to receive their plan benefits in the form of a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment.

Split-Dollar Life Insurance Agreements. Savings Institute maintains individual split-dollar life insurance agreements with its named executive officers to encourage the officers to continue to render high quality service to Savings Institute in exchange for financial protection for their beneficiaries in the event of an officer’s death. The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies. Savings Institute pays all of the life insurance premiums. See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

Supplemental Executive Retirement Plan. Savings Institute also maintains a Supplemental Executive Retirement Plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. Savings Institute’s Board of Directors has designated Mr. Brouillard to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brouillard at the same time benefits are paid under the ESOP and 401(k) Plan. See “Potential Post-Termination Benefits” for a description of the benefit provided under the plan.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. If Messrs. Brouillard and Hull and Ms. Dudas are terminated for cause, they will receive their base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. Messrs. Brouillard’s and Hull’s employment agreements provide for termination for cause, as defined in the employment agreements, at any time. If SI Financial or Savings Institute elects to terminate Messrs. Brouillard or Hull for reasons other than for cause, or if Messrs. Brouillard or Hull resign after specified circumstances that would constitute constructive termination, the executives (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreements, along with all contributions that would have been made on behalf of the executives during the remaining term of the agreements pursuant to any of SI Financial’s or Savings Institute’s employee benefit plans. In addition, Savings Institute or SI Financial would continue and/or pay for each executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

If Ms. Dudas is terminated without cause or for good reason, she would retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for good reason or without cause.

Payments Made Upon Disability. Under Messrs. Brouillard’s and Hull’s employment agreements, if they become disabled and their employment is terminated, they will be entitled to disability pay equal to 100% of their bi-weekly base salary in effect at the date of termination. They would continue to receive disability payments until the earlier of: (1) the date they return to full employment with us; (2) their death; or (3) attainment of age 65. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, Messrs. Brouillard and Hull would continue to be covered to the greatest extent possible under all benefit plans in which they participated before their disability as if they were actively employed by us. If Ms. Dudas becomes disabled and her employment is terminated, Ms. Dudas will be entitled to disability benefits payable under our disability plan.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he becomes disabled and terminates his employment.

Under the terms of the Executive Supplemental Retirement Plan Agreements, if the designated executives become disabled, Savings Institute will transfer funds to a Contingent Liability Trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Upon termination due to death or disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death. Under their employment agreements, Messrs. Brouillard’s and Hull’s estates are entitled to receive the compensation due to them through the end of the month in which their death occurs. Ms. Dudas’ estate is entitled to receive compensation due to her through the date of her death.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to his beneficiary if he dies.

Under the terms of the Executive Supplemental Retirement Plan Agreements, should a participant die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment.

Pursuant to the split-dollar life insurance agreements with our named executive officers, if an executive dies following his termination of employment, the death benefit provided under his or her split-dollar life insurance agreement is determined in accordance with the methodology set forth in his or her agreement. In no event will the death benefit exceed the excess of the net-at-risk amount under the policies for the inactive officer, provided, however that the death benefit provided to a beneficiary of an inactive officer will be reduced to three times the officer’s compensation (as defined in the agreement), if, as of the officer’s death, the officer had an irrevocable election to receive a lump sum distribution of his or her benefits (if any) payable under the Executive Supplemental Retirement Plan Agreement.

Upon termination due to death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death. In addition, the rights to any vested benefits under a tax-qualified benefit plan are retained upon death.

Payments Made Upon a Change in Control. Messrs. Brouillard’s and Hull’s employment agreements provide that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, the executives receive a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”). For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his behalf during the period. In addition, Messrs. Brouillard and Hull will also receive the contributions they would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The executives’ employment agreements provide that if the total value of the benefits provided and payments made to them in connection with a change in control, either under their employment agreements alone or together with other payments and benefits that they have the right to receive from the Company and the Bank, exceed three times their base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed their 280G Limit.

Ms. Dudas’ change in control agreement provides that if, following a change in control, her employment is terminated without cause or she voluntarily terminates employment for good reason, she will be entitled to a severance payment equal to three times the average of her annual compensation over the five calendar years preceding the change in control, plus coverage under the Bank’s health and welfare plans for thirty-six months. The terms “change in control” and “good reason” are defined in the change in control agreement. The change in control agreement provides that the total value of the benefits provided and payments made to an executive may not exceed her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under the terms of the Executive Supplemental Retirement Plan Agreements, if a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 30 days of the participant’s termination of employment. Payments made under the agreements upon a change in control may be categorized as parachute payments and, therefore, count towards each executive’s 280G Limit.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan. Mr. Brouillard is currently the only participant in the plan. The supplement benefit is equal to the benefit he would have received under our ESOP, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the ESOP on his behalf. All benefits received under this plan count towards Mr. Brouillard’s 280G Limit.

In the event of a change in control of SI Financial or Savings Institute, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within twelve months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards an executive’s 280G Limit.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in SI Financial common stock during the year ended December 31, 2007, except for one late report filed by Mr. Engle and one late report filed by Mr. Cushman, both regarding sales of the Company’s common stock.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Savings Institute to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although Savings Institute does not currently have such a program in place.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Savings Institute’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Mr. Townsend, a director of the Company, is the Managing Partner and 68% owner of Townsend Development Associates, LLC (“TDA”). In November 2006, TDA, as lessor, entered into a 20-year ground lease agreement with the Bank regarding a parcel of undeveloped real estate. The lease agreement calls for annual payments totaling $80,000. The aggregate amount of the periodic payments due under the 20-year term of the lease agreement is approximately $1.9 million. As of March 14, 2008, the Bank issued payments totaling $17,000 to TDA pursuant to this lease agreement. Mr. Townsend intends to sell TDA’s interest in the lease agreement to an unaffiliated third-party as soon as is reasonably practicable.

Submission of Business Proposals

and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 8, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 7, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the meeting; provided that if less than 40 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Sandra M. Mitchell, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on March 14, 2008. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 14, 2008 upon written request to Sandra M. Mitchell, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	SI FINANCIAL GROUP, INC.				With-	For All
					For	hold	Except
ANNUAL MEETING OF STOCKHOLDERS May 7, 2008 9:00 a.m., Local Time			1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS				Mark D. Alliod, Michael R. Garvey and Robert O. Gillard

The undersigned hereby appoints the official proxy committee of SI Financial Group, Inc. (the “Company”), consisting of Roger Engle, Donna M. Evan and Henry P. Hinckley, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 7, 2008 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below

					For	Against	Abstain
			2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2008.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please be sure to sign and date this Proxy in the box below.		Date

Stockholder sign above Co-holder (if any) sign above

+	+

¿ Detach above card, sign, date and mail in postage-paid envelope provided. ¿

SI FINANCIAL GROUP, INC.

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Please complete, date, sign and promptly mail this proxy

in the enclosed postage-paid envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

[SI Financial Group, Inc. Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the enclosed blue voting instruction card provided for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 7, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 14, 2008, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before April 28, 2008. If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed blue voting instruction card in the postage paid envelope provided. Your vote will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

☒	PLEASE MARK VOTES	VOTING INSTRUCTION CARD
	AS IN THIS EXAMPLE	SI FINANCIAL GROUP, INC.					With-	For All
						For	hold	Except

ANNUAL MEETING OF STOCKHOLDERS

May 7, 2008

9:00 a.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of SI Financial Group, Inc. credited to the undersigned’s account for which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 7, 2008 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

			E S O P	1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐
Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below
						For	Against	Abstain
				2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2008.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS
Please be sure to sign and date this Voting Instruction Card in the box below.		Date

Participant sign above

+	+

¿Detach above card, sign, date and mail in postage-paid envelope provided. ¿

SI FINANCIAL GROUP, INC.

Please complete, date, sign and promptly mail this Voting Instruction Card in the enclosed postage-paid envelope.

[SI Financial Group, Inc. Letterhead]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the enclosed green voting instruction card provided for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 7, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of SI Financial Group, Inc. common stock (“Common Stock”) through the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of Common Stock credited to your account as of March 14, 2008, the record date for the Annual Meeting. If the Trustee does not receive your instructions by April 28, 2008, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants who invest in the SI Financial Group, Inc. Stock Fund through the 401(k) Plan.

Please complete, sign and return the enclosed green voting instruction card in the postage paid envelope provided. Your vote will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

☒	PLEASE MARK VOTES	VOTING INSTRUCTION CARD
	AS IN THIS EXAMPLE	SI FINANCIAL GROUP, INC.					With-	For All
						For	hold	Except

ANNUAL MEETING OF STOCKHOLDERS

May 7, 2008

9:00 a.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of SI Financial Group, Inc. credited to the undersigned’s account(s) for which the undersigned is entitled to vote only at the annual meeting of stockholders, to be held on May 7, 2008 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows:

			4 0 1 K	1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐
Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below
						For	Against	Abstain
				2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2008	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS
Please be sure to sign and date this Voting Instruction Card in the box below.		Date

Participant sign above

+	+

¿ Detach above card, sign, date and mail in postage-paid envelope provided. ¿

SI FINANCIAL GROUP, INC.

Please complete, date, sign and promptly mail this Voting Instruction Card in the enclosed postage-paid envelope.

[SI Financial Group, Inc. Letterhead]

Dear Stock Award Recipient:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the attached vote authorization form provided for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 7, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of SI Financial Group, Inc. and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted Company common stock awarded to you under the SI Financial Group, Inc. 2005 Equity Incentive Plan (“Incentive Plan”) that are unvested as of March 14, 2008, the record date for the Annual Meeting. The Trustee will vote these shares of Company common stock held in the Equity Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

Please complete, sign and return the enclosed yellow vote authorization form on or before April 28, 2008. A postage paid envelope has been provided for your convenience. Your vote will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2005 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 7, 2008.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Mark D. Alliod, Michael R. Garvey and Robert O. Gillard

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

LISTED PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than April 28, 2008.